Exhibit 2(k)(2)

POWER OF ATTORNEY

The undersigned officers and members of the Board of Directors of Macquarie Global Infrastructure Total Return Fund Inc. (the “Fund”) hereby authorize Jon Fitch, John Mullin, Fred Forni and Li-Wen Kang, or any of them, as attorney-in-fact, to sign on his or her behalf, in the capacities indicated, any Registration Statement or amendment thereto (including post-effective amendments) for the Fund, or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned officers and members of the Board of Directors have executed this Power of Attorney as of the          day of July, 2005.

/S/ JON FITCH Jon Fitch, President	/S/ JOHN MULLINN John Mullin, Treasurer, Chief Financial Officer and Secretary

Rose Barry, Chief Compliance Officer	/S/ OLIVER YATES Oliver Yates, Director

/S/ THOMAS W. HUNERSEN Chris LaVictoire Mahai, Director	/S/ THOMAS W. HUNERSEN Thomas W. Hunersen, Director

/S/ GORDON A. BAIRD Gordon A. Baird, Director